CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Michael B. McLaughlin, Chief Executive Officer and Chief Financial Officer, of Bernard, Allan & Edwards, Inc. certify that:

I have reviewed this report on Form 10-KSB of Bernard, Allan
& Edwards, Inc.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report.

I am responsible for establishing and maintaining disclosure controls and procedures for the Company.

I have designed such disclosure controls and procedures to ensure that material information is made known, particularly during the period in which the periodic report is being prepared.

I have evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report; and I have presented in this report conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

I have disclosed to the Company's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

 (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

 (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated: March 26, 2004




BY: /s/ Michael B. McLaughlin

Michael B. McLaughlin
Chief Executive Officer, Chief Financial Officer